PIONEER FUNDS


                          Establishment and Designation
                                       of

                                 Class Z Shares


                            of Beneficial Interest of
                                each Pioneer Fund


         The undersigned, being a majority of the Trustees of each Pioneer Trust as listed in Schedule A (each, a "Trust"), acting pursuant to Article V of the Agreement and Declaration of Trust of each Trust, as amended from time to time (each, a "Declaration"), do hereby divide the shares of beneficial interest (the "Shares") of certain series of each Trust as listed in Schedule A (each, a "Fund") to create a new class of Shares of each Fund as follows:

1. The new class of Shares is established and designated hereby as "Class Z Shares".

2. Class Z Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

3. The purchase price of Class Z Shares, the method of determining the net asset value of Class Z Shares and the relative dividend rights of holders of Class Z Shares shall be established by the Trustees of each Trust in accordance with the provisions of each Declaration and shall be set forth in each Trust's Registration Statement on Form N-1A with respect to such Fund under the Securities Act of 1933 and the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

4. The Trustees, acting in their sole discretion, may determine that any Shares of a Fund issued are Class Z Shares, or Shares of any other class of a Fund hereinafter established and designated by the Trustees.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this ___ day of March, 2007.



-----------------------------              --------------------------------
David R. Bock                              Thomas J. Perna
as Trustee and not individually            as Trustee and not individually


-----------------------------              --------------------------------
Mary K. Bush                               Marguerite A. Piret
as Trustee and not individually            as Trustee and not individually


-----------------------------              --------------------------------
John F. Cogan, Jr.                         Stephen K. West *
as Trustee and not individually            as Trustee and not individually


-----------------------------              --------------------------------
Margaret B.W. Graham                       John Winthrop
as Trustee and not individually            as Trustee and not individually


-----------------------------
Daniel K. Kingsbury*
as Trustee and not individually



* Signing as Trustee of each Trust listed on Schedule A attached hereto, except Pioneer Bond Fund and Pioneer Fund.

Schedule A

Fund                                                  Trust

Pioneer Bond Fund                Pioneer Bond Fund (a Delaware statutory trust)
Pioneer Cullen Value Fund        Pioneer Series Trust III (a Delaware statutory
                                 trust)
Pioneer Equity Income Fund       Pioneer Equity Income Fund (a Delaware
                                 statutory trust)
Pioneer Fund                     Pioneer Fund (a Delaware statutory trust)
Pioneer Global High Yield Fund   Pioneer Global High Yield Fund (a Delaware
                                 statutory trust)
Pioneer High Yield Fund          Pioneer High Yield Fund (a Delaware statutory
                                 trust)
Pioneer Strategic Income Fund    Pioneer Strategic Income Fund (a Delaware
                                 statutory trust)